Exhibit 23.B

CONSENT OF PRICEWATERHOUSECOOPERS LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-44376) and S-8 (333-135993, 333-125234, 333-125115, 333-115741, 333-108123 and 333-90307) of Mercantile Bankshares Corporation of our report dated March 10, 2006 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
February 28, 2007